Exhibit 32

Certification
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of LCA-Vision Inc. (the “Company”), does hereby certify, to such officer’s knowledge, that:

The Annual Report on Form 10-K for the year ended December 31, 2003 of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	March 2, 2004	/s/ Stephen N. Joffe	Name: Stephen N. Joffe Title: Chairman and Chief Executive Officer

Dated:	March 2, 2004	/s/ Alan H. Buckey	Name: Alan H. Buckey Title: Executive Vice President/Finance and Chief Financial Officer